Exhibit 8

Subsidiaries

As of September 30, 2006 (data to US GAAP)

Affiliates	Equity capital (€ thousand)	Earnings (Losses) (€ thousand)	Equity interest (in %)
Germany
Ernst Herrmann Ingenieur AG & Co. KG, Berlin	4,428	2,628	100
Herrmann Beteiligungs GmbH, Berlin	31	—	100

Europe without Germany
EPCOS OHG, Deutschlandsberg, Austria	51,149	(30,254)	100

EPCOS Verwaltungsgesellschaft m.b.H., Deutschlandsberg, Austria	84	3	100

EPCOS Lagerbetriebsgesellschaft m.b.H., Deutschlandsberg, Austria	49	9	100

EPCOS Electronic Components S.A., Málaga, Spain	2,220	(6,264)	100

EPCOS s.r.o., Sumperk, Czech Republic	8,428	(125)	100

EPCOS SAS, Saint Denis, France	491	(662)	100

EPCOS Elektronikai Alkatrész Kft., Szombathely, Hungary	30,973	13,405	100

EPCOS UK Ltd., Bracknell, United Kingdom	1,877	108	100

EPCOS Nordic AB, Kista, Sweden	784	480	100

EPCOS Nordic OY, Espoo (Helsinki), Finland	400	243	100

EPCOS Finance B.V., Amsterdam, Netherlands	2,271	117	100

EPCOS Schweiz Vertriebs GmbH, Zurich, Switzerland	81	14	100

EPCOS 2 Portugal LDA, Évora, Portugal	305	300	100

Asia
EPCOS PTE LTD, Singapore	133,600	48,839	100

EPCOS (China) Investment Ltd., Shanghai, China	47,172	3,350	100

EPCOS (Zhuhai FTZ) Co., Ltd., Zhuhai, China	17,129	8,955	100

EPCOS Technology (Wuxi) Co., Ltd., Wuxi, China Formerly: EPCOS (Wuxi) Co., Ltd., Wuxi, China	30,062	16,373	100

EPCOS (Xiaogan) Co., Ltd., Xiaogan, China	3,514	1,439	76

EPCOS India Private Ltd., Nashik, India Formerly: EPCOS Ferrites Private Ltd., Calcutta, India	4,356	2,785	100

EPCOS KK, Yokohama, Japan	1,703	181	100

EPCOS (Zhuhai) Co., Ltd., Zhuhai, China	2,066	(1,887)	100

EPCOS SDN. BHD., Johore Bahru, Malaysia	20,100	10,688	100

EPCOS (Shanghai), Ltd., Shanghai, China	392	(266)	100

EPCOS Limited., Hong Kong, China	3,909	444	100

Baoke Electronic (Wuxi) Co., Ltd., Wuxi, China	2,618	160	53.60

EPCOS Taiwan Co., Ltd, Taipei, Taiwan	181	(40)	75

EPCOS-Jones (Beijing) Co., Ltd., Beijing, China	1,008	(103)	55

EPCOS (Xiamen) Co., Ltd., Xiamen, China	1,263	(434)	60

Americas
EPCOS do Brasil Ltda., Gravataí, Brazil	35,458	(6,511)	100

EPCOS Inc., Iselin, New Jersey, USA	13,523	(494)	100

Crystal Technology, Inc., Palo Alto, California, USA	14,199	2,503	100

At Equity Companies
Siemens Subscriber Networks, LLC, Dallas, Texas, USA	1,209	4,706	29

Becromal Norway A.S., Notodden, Norway	5,254	(2,466)	25

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